SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2014

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V (Exact name of registrant as specified in its charter)

Delaware	0-11909	16-1212761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road,
Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

(716) 636-9090
(Registrant’s telephone number, including area code)

_________________________________________________________________________________________________________________________________________________________________________________
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Directors

On August 11, 2014, the Board of Directors (the “Board”) of Realmark Properties, Inc. (the “Corporate General Partner”), the general partner of Realmark Property Investors Limited Partnership - V (the “Company”) expanded the size of the Board to four members. Jordan M. Jayson, Matthew P. Iak and Alan J. Laurita were elected to fill the vacancies on the Board (including the vacancy following the death of Joseph M. Jayson on June 27, 2014) and to serve on the Board along with Judith P. Jayson.

There was no prior arrangement or understanding with any of these directors pursuant to which such director was selected as a director. Also, none of these directors has had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.

Jordan M. Jayson

Mr. Jayson is the Chief Executive Officer of U.S. Energy Development Corporation, a position he has held since February of 2014. Prior to that date, he held a number of other management positions since he joined U.S. Energy Development Corporation in 2009. Following his graduation from Johns Hopkins University with a B.A., Mr. Jayson worked in the financial industry in New York and London and has an extensive background in portfolio management and trading.

Matthew P. Iak

Mr. Iak is the President of Westmoreland Capital Corporation and an Executive Vice President at U.S. Energy Development Corporation, positions he has held since 2010 and 2013, respectively. Mr. Iak joined U.S. Energy Development Corporation in 2005, following a successful early career as a Vice President of an international money management firm, and bringing with him brokerage experience of managed business in excess of one billion dollars. He is a graduate of Canisius College.

Alan J. Laurita

Mr. Laurita, a partner at the law firm of Hodgson Russ LLP since 2011, has more than 40 years of experience as an attorney and former business executive in the oil and gas industry. Mr. Laurita’s practice includes assisting oil and gas companies in the full range of their legal needs, representing larger landowners in connection with leasing property for oil and gas development, handling the sale and purchase of real property and representing lending institutions and borrowers in secured loan transactions. Mr. Laurita received both his B.S. in Business Administration and J.D. from the State University of New York at Buffalo.

Appointment of President

On August 11, 2014, the Board appointed Judith P. Jayson as President of the Company following the death of Joseph M. Jayson, its former President. There was no prior arrangement or understanding pursuant to which she was appointed as President of the Company. Ms. Jayson is the mother and mother-in-law of Jordan M. Jayson and Matthew P. Iak, respectively.

Ms. Jayson is an officer or director of the Corporate General Partner, the Company’s property management affiliate, Realmark Corporation and is the widow of Joseph M. Jayson, the sole stockholder of the affiliate of these entities and other related entities. For information regarding a related person transactions involving Ms. Jayson and the Company, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on April 16, 2014.

Judith P. Jayson

Ms. Jayson, age 73, was appointed President of the Company in August 2014, has been a member of the Board since 1979 and previously served as the Company’s Vice President beginning in 1979. She is currently President and a Director of Realmark Properties, Inc., the general partner of the Company. She is also the President and a Director of the Company’s property management affiliate, Realmark Corporation. Ms. Jayson has been involved in property management for the last 40 years and has extensive experience in the hiring and training of property management personnel and in directing, developing and implementing property management systems and programs. Ms. Jayson, prior to joining the firm in 1973, taught business at a Buffalo, New York High School. Ms. Jayson graduated from St. Mary of the Woods College in Terre Haute, Indiana, with a degree in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2014                                   REALMARK PROPERTY INVESTORS LIMITED
                                                                          PARTNERSHIP - V

By: /s/ Judith P. Jayson
   Name: Judith P. Jayson
   As President of Realmark Properties, Inc.,
   its general partner,
   Principal Executive Officer and
   Principal Financial Officer